Exhibit 99.3

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

TABLE OF CONTENTS

Page
Report of Independent Certified Public Accountants	2 - 3

Financial Statements

Consolidated Balance Sheets	4 - 5

Consolidated Statements of Operations and Comprehensive Income	6

Consolidated Statements of Changes in Stockholders’ Equity	7

Consolidated Statements of Cash Flows	8

Notes to Consolidated Financial Statements	9 - 23

GRANT THORNTON LLP 757 Third Ave., 9th Floor New York, NY 10017-2013 D +1 212 599 0100 F +1 212 370 4520	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders

Thomas Publishing Company

We have audited the accompanying consolidated financial statements of Thomas Publishing Company (a New York corporation) and subsidiaries, which comprise the consolidated balance sheets as of September 30, 2021 and 2020, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Thomas Publishing Company and subsidiaries as of September 30, 2021 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

New York, New York

December 2, 2021

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

As of September 30, 2021 and 2020

	2021	2020
ASSETS
CURRENT ASSETS
Cash	$2,334,411	$5,638,544
Short-term investments	632,900	1,042,938

Total cash and cash equivalents	2,967,311	6,681,482
Marketable securities	26,897,307	22,267,190
Trade accounts receivable, net of allowance for doubtful accounts of $1,267,470 in 2021 and $1,096,234 in 2020	4,174,739	4,725,947
Notes receivable and accrued interest	88,963	83,936
Advance payments to contractors, net of the allowance of $27,391 in 2021 and $105,256 in 2020	1,482,000	2,086,849
Prepaid and deferred salespersons’ commissions	4,788,601	4,756,597
Other prepaid and deferred expenses	1,405,088	1,072,503

Total current assets	41,804,009	41,674,504
PROPERTY AND EQUIPMENT - at cost, net of accumulated depreciation and amortization	952,905	931,228
INVESTMENTS AND OTHER ASSETS
Investments in and advances to joint venture	340,070	293,998
Other assets	1,316,486	1,254,880

Total	1,656,556	1,548,878

	$ 44,413,470	$ 44,154,610

The accompanying notes are integral part of these consolidated financial statements

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Consolidated Balance Sheets

As of September 30, 2021 and 2020

	2021	2020
CURRENT LIABILITIES
Line of credit	$6,000,000	$6,000,000
Trade accounts payable	1,449,329	1,672,272
Accrued expenses and other current liabilities	3,455,025	3,677,099
Unearned revenues	4,059,004	4,145,225

Total current liabilities	14,963,358	15,494,596
LONG TERM LIABILITIES
PPP Loan	—	4,337,500
Deferred rent obligations	1,854,374	2,092,478
Income taxes payable	1,516,003	1,173,989
Deferred income taxes	16,341	55,361

	3,386,718	7,659,328
COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY
Second preferred stock, 6%, $100 par and liquidating value; authorized, issued and outstanding, 1,400 shares	140,000	140,000
Class A common stock, $0.10 par value; authorized, 17,500,000 shares; issued, 2,025,000 shares, outstanding, 1,970,000 shares	202,500	202,500
Class B common stock, $0.10 par value; authorized, 3,500,000 shares; issued, 405,000 shares, outstanding, 400,000 shares	40,500	40,500
Retained earnings	26,346,797	21,518,082
Accumulated other comprehensive income (loss)	53,597	(180,396)

	26,783,394	21,720,686

Less common stock in treasury, at cost
Class A common stock, 55,000 shares	(660,000)	(660,000)
Class B common stock, 5,000 shares	(60,000)	(60,000)

	(720,000)	(720,000)

	26,063,394	21,000,686

	$44,413,470	$44,154,610

The accompanying notes are integral part of these consolidated financial statements

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Consolidated Statement Of Operations and Comprehensive Income

For the years ended September 30, 2021 and 2020

	2021	2020
Revenue	$66,585,827	$64,688,929
Cost of revenue	9,809,072	8,606,712

Gross profit	56,776,755	56,082,217

OPERATING EXPENSES
Product development	4,724,230	4,899,740
Operations and support	10,938,519	9,770,385
Sales and marketing	23,617,555	21,043,949
General and administrative	19,648,307	19,713,254

Total operating expenses	58,928,611	55,427,328

(Loss)/income from operations	(2,151,856)	654,889

OTHER INCOME (EXPENSE)
Gain on forgiveness of paycheck protection loan payable	4,337,500	—
Gain on marketable securities	4,197,108	1,839,436
Other income (loss), net	201,475	(196,253)

Total other income, net	8,736,083	1,643,183

Income before equity in income of joint venture	6,584,227	2,298,072

Equity in income of joint venture	746,072	324,074

Income before income tax provision	7,330,299	2,622,146

Income tax provision/(benefit)	312,784	(184,600)

Net income	7,017,515	2,806,746

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	230,987	(170,908)
Change in unrealized gain (loss) on debt securities, net of tax
Net unrealized gain (loss) arising in period	18,141	(28,459)
Reclassification adjustment (loss) gain included in net income	(15,135)	2,957

Comprehensive income	$7,251,508	$2,610,336

The accompanying notes are integral part of these consolidated financial statements

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Consolidated Statement Of Changes in Stockholders’ Equity

For the years ended September 30, 2021 and 2020

	Preferred Stock	Class A & B Common Stock	Retained Earnings	Accumulated other comprehensive income (loss)	Treasury Stock	Total Stockholders’ Equity
Balance at September 30, 2019	$140,000	$243,000	$10,855,279	$10,060,871	$(720,000)	$20,579,150
Cumulative impact from adoption of ASU 2016-01 - reclassification of realized gain on equity marketable securities			10,044,857	(10,044,857)		—
Net income			2,806,746			2,806,746
Dividends declared on
Preferred Stock @ $6 per share			(8,400)			(8,400)
Common stock @ $0.92 per share			(2,180,400)			(2,180,400)
Other comprehensive income (loss)
Foreign currency adjustment				(170,908)		(170,908)
Change in unrealized gain on debt securities
- Net unrealized loss arising in period				(28,459)		(28,459)
- Reclassification adjustment: loss included in net income				2,957		2,957

Balance at September 30, 2020	140,000	243,000	21,518,082	(180,396)	(720,000)	21,000,686
Net income			7,017,515			7,017,515
Dividends declared on
Preferred Stock @ $6 per share			(8,400)			(8,400)
Common stock @ $0.92 per share			(2,180,400)			(2,180,400)
Other comprehensive income (loss)
Foreign currency adjustment				230,987		230,987
Change in unrealized gain on debt securities
- Net unrealized gain arising in period				18,141		18,141
- Reclassification adjustment: gain included in net income				(15,135)		(15,135)

Balance at September 30, 2021	$140,000	$243,000	$26,346,797	$53,597	$(720,000)	$26,063,394

The accompanying notes are integral part of these consolidated financial statements

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Consolidated Statement Of Cash Flows

For the years ended September 30, 2021 and 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$7,017,515	$2,806,746

Adjustments to reconcile net income to net cash used in Operating activities
Depreciation and amortization	250,125	287,523
Investment written off	—	500,000
Gain on forgiveness on paycheck protection program loan	(4,337,500)	—
Provision for losses on trade accounts receivable	348,421	321,808
Equity income of joint venture	(746,072)	(324,074)
Gain on marketable securities	(4,193,933)	(1,839,436)
Deferred rent obligations	(238,104)	(94,115)
Deferred income taxes	(39,020)	479
Income tax payable	342,014	(195,440)
Dividends received from joint venture	700,000	300,000
Changes in operating assets and liabilities
Trade accounts receivable	202,787	(2,824,415)
Advance payments to contractors, net	604,849	383,454
Prepaid and deferred salesmen’s commissions	(32,004)	(506,995)
Other prepaid and deferred expenses	(332,585)	399,779
Other assets	(61,606)	(23,911)
Trade accounts payable	14,124	408,458
Accrued expenses and other current liabilities	(222,074)	(431,988)
Unearned revenue	(86,221)	(1,321,266)

Net cash used in operating activities	(809,284)	(2,153,393)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of marketable securities	(25,232,126)	(1,704,971)
Proceeds from sales of marketable securities	24,798,948	1,925,864
Acquisition of property and equipment	(271,802)	(140,703)
Change in notes receivable	—	4,841

Net cash (used in) provided by investing activities	(704,980)	85,031

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	—	4,000,000
Repayment of line of credit	—	(1,000,000)
Proceeds from paycheck protection program loan	—	4,337,500
Payment of dividends	(2,188,800)	(2,188,800)

Net cash (used in) provided by financing activities	(2,188,800)	5,148,700

Effect of exchange rate on foreign cash	(11,107)	(4,548)

Net (decrease) increase in cash and cash equivalents	(3,714,171)	3,075,790

Cash and cash equivalents at beginning of year	6,681,482	3,605,692

Cash and cash equivalents at end of year	$2,967,311	$6,681,482

The accompanying notes are integral part of these consolidated financial statements

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

1.	NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Thomas Publishing Company (“TPCO”), a New York corporation, and Subsidiaries (the “Company”) is an Internet information intermediary dedicated to enhancing buying and selling processes in the industrial sector. Its primary source of revenue derives from a Website designed for supplier discovery into which it sells advertising to vendors located in the United States. In addition, it provides a wide range of Web services, including cloud based software for advanced product data management and distribution. While its revenues are predominantly U.S. based, the Company through its subsidiaries, engages in similar activities internationally.

Effective December 31, 2003, the Company formed a wholly owned subsidiary, Thomas Publishing Company, LLC (“TPCO LLC”), and transferred all of TPCO’s assets and liabilities, except for its interest in: (i) its Intellectual Property (as defined in the Agreement) and (ii) certain assets owned by TPCO, including marketable securities and other short-term investments. All assets and liabilities were transferred at their respective book values since the entities are under common control.

As part of the agreement, TPCO and TPCO LLC entered into a licensing agreement to use the Intellectual Property and the Thomas Publishing name. In consideration of the agreement, TPCO LLC will pay TPCO an annual license fee based on a mutually agreed-upon percentage of TPCO LLC’s revenue. The fees and the corresponding expense of $3,000,000 for 2021 and 2020 are eliminated in consolidation.

In addition, in July 2007, TPCO LLC entered into a Loan and Security Agreement with TPCO whereby TPCO LLC could initially borrow up to a maximum principal amount of $12 million at the prevailing prime rate plus 1%. On November 26, 2014, the maximum principal amount was extended to $48 million. On June 30, 2021, through 6th amendment to this Loan and Security Agreement, the board resolved to increase the maximum amount of this credit facility from $48 million to $57 million. At September 30, 2021 and 2020, $48 million was outstanding under this agreement, as well as approximately $20,507,000 and $18,438,700, respectively, in accrued interest. The intercompany receivable and payable and interest income and expense are eliminated in consolidation.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

Principles of Consolidation

The consolidated financial statements include the accounts of TPCO and its wholly owned subsidiaries. All significant intercompany account balances and transactions have been eliminated in consolidation.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

The following is a listing of the Company’s subsidiaries as of September 30, 2021:

Name of Company	Report Caption
Thomas Publishing Company	TPCO
Thomas Publishing Company LLC (a subsidiary of Thomas Publishing Company)	TPCO LLC
Subsidiaries of Thomas Publishing Company LLC
ThomComp Inc.	TCI
Thomas Industrial Network, Inc.	TIN
Industrial Information Network	TIN(1)
Business Communications Inc.	BCI
Product Information Network Inc.	BCI(2)
Thomas Regional Directory Co. Inc.	TRD
Thomas International Publishing Company Inc.	TIPCO
Thomas International Publishing Co. BV	TIPCO(3)
Thomas Global Register, LLC	TGR
Tarkmomas European Publishing Co.	Tarkmomas
Tarkpapas European Publishing Co.	Tarkpapas
Thomas International Publishing Co. - Japan KK	TIPCO Japan
Thomas International Publishing Co. - India Private Limited	TIPCO India
Thomas Industrial Networking Germany	TIN GmbH
Genicad, S.R.O.	TIN GmbH(4)
ThomasNet Incorporated	ThomasNet
TL Publiçaões Eletrônicas Ltda	TLPE
Incom Co. Ltd.	Incom(5)
Other
Thomas International Publishing Company Europe V.O.F.	VOF(6)
Thomas International Publishing Company - Mexico	TIPCO Mexico(6)

(1)	Combined into TIN for financial reporting purposes.
(2)	Combined into BCI for financial reporting purposes.
(3)	Combined into TIPCO for financial reporting purposes.
(4)	Combined into TIN GmbH for financial reporting purposes.
(5)	The Company holds 66.67% interest in Incom
(6)	Partnership owned equally by Tarkmomas and Tarkpapas.

Investments in joint ventures and investments in more than 20%-owned affiliates are accounted for by the equity method. Under the equity method, the Company recognizes its share of net income or loss of the entity for each period. Dividends received from these investments are accounted for as a reduction of investments in and advances to joint ventures (See Note 4).

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

Consolidated Statements of Cash Flows

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Accordingly, short-term investments of approximately $633,000 and $1,043,000 at September 30, 2021 and 2020, respectively, have been reflected as cash and cash equivalents in the accompanying consolidated statements of cash flows.

Cash payments for income taxes were approximately $1,000 for each of the years ended September 30, 2021 and 2020. Cash payment for interest was $97,000 and $125,000 for the years ended September 30, 2021 and 2020, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at year end and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts, recoverability of advance payments made to outside contractors, the valuation of the Company’s investment in joint ventures and the valuation of deferred income taxes.

Marketable Securities

The Company’s marketable securities include equity securities and debt securities. Equity securities with readily determinable fair values are valued at such fair value. Unrealized gains and losses on equity securities are included in the consolidated statements of operations and comprehensive income. Debt securities are accounted for as available-for-sale securities. Available-for-sale securities represent those securities that are actively traded and are carried at fair value, as determined by quoted market prices as of the end of the last trading date of the period. The cost basis used in determining the net gain or loss on the sale of the marketable securities is the specific-identification method. Unrealized gains and losses on debt securities are excluded from earnings and are reported as a separate component of stockholders’ equity, net of applicable taxes, until realized. The Company recorded a net unrealized gain and (losses) on available-for-sale debt securities of approximately $3,000 and $(26,000) in stockholders’ equity for the years ended September 30, 2021 and 2020, respectively.

Trade Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at historical value which approximates fair value. The Company does not generally require collateral for its accounts receivable.

Accounts receivable have been reduced by an allowance for amounts that may become uncollectible in the future. The allowance is based on a combination of write-off history and aging analysis. Accounts receivable are written off when they are deemed to be uncollectible.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

Deferred Salespersons’ Commissions

The Company capitalizes incremental costs of obtaining a revenue contract with a customer. The capitalized amounts consist of sales commissions paid to the Company’s sales force. The Company amortizes such costs on a straight-line basis over the average customer life of two years for new customers and over the renewal period for existing customers which is generally one year.

Property and Equipment

Property and equipment are recorded at cost. Major renewals and improvements of property, plant and equipment are capitalized, and repairs and maintenance costs are expensed as incurred. Depreciation is provided principally using an accelerated method over the following useful lives:

Years
Computer hardware and software	3 - 5
Furniture, fixtures and equipment	5 - 7

Amortization of leasehold improvements is provided on the straight-line method over their respective lives or over the terms of the applicable leases, whichever is shorter.

Impairment of Long-Lived Assets

The Company periodically reviews the recoverability of long-lived assets, including property and equipment, whenever events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. This evaluation is based on undiscounted cash flow projections. The carrying amount is not recoverable if it exceeds the undiscounted sum of cash flows expected to result from the use and eventual disposition of the asset. If it is determined impairment has occurred, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its estimated fair value.

Income Taxes

The Company recognizes the current and deferred tax consequences of all transactions that have been recognized in the financial statements using the provisions of the enacted tax laws. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years. Deferred tax liabilities are recognized for temporary differences that will result in taxable income in future years. Foreign taxes paid which are available for credit are treated as a reduction of the federal income tax payable.

The Company follows the provisions related to accounting for uncertainty in income taxes of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740, which require that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more likely than not that the position would not be sustained.

The Company recognizes interest and penalties associated with income tax matters as components of income taxes.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

Foreign Currency Translation

Foreign currency financial statements of foreign operations where the local currency is the functional currency are translated using exchange rates in effect at period end for assets and liabilities and average exchange rates during the period for results of operations. Related translation adjustments are reported as a component of accumulated other comprehensive income, until such time that the Company substantially liquidates its investment in the foreign operation, at which time the related cumulative translation adjustment is realized through the consolidated statement of operations and comprehensive income.

Gains and losses from foreign currency transactions are included in earnings.

Foreign currency gains and losses resulting from intercompany transactions with subsidiaries that are denominated in the currency of the subsidiaries are recorded in the consolidated statements of operations, unless the intercompany advance is considered permanent in nature.

Revenue Recognition

Revenue primarily result from purchase orders with customers and is recognized when control of the promised product or service (“product”) is transferred to the customer, in an amount reflecting the consideration the Company expects to be entitled to in exchange for such product.

A purchase order with a customer may involve multiple performance obligations, including a combination of some or all of the products. Judgment may be required in determining whether products are considered distinct performance obligations that should be accounted for separately or as one combined performance obligation. Revenue is recognized over the period or at the point in time in which the performance obligations are satisfied.

Internet Advertising Revenue

Internet advertising revenue, which includes ranking charges, and advertising, link and hosting fees, is based on the Company’s established rate card and is recognized over time and measures its progress utitlizing an input method based on the related service period, which is generally one year.

Implementation Revenue

Implementation revenue includes web and catalog production and is recognized over time as the services are performed, which is generally one year.

Print and Electronic Revenue

Print revenue is derived from advertising in print directories and magazines, is recognized at a point in time upon publication of the directories and magazines.

Electronic revenue is derived from advertising on other miscellaneous publication such as email newsletters, is recognized at a point in time upon release.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring the product. Consideration is typically determined based on a fixed unit price for the quantity of product transferred. Certain contracts may give rise to an element of variable consideration in the form of discounts, but such are not considered significant. For contracts involving variable consideration, the Company estimates the transaction price based on the amount of consideration to which it expects to be entitled.

For purchase orders involving multiple performance obligations, the transaction price is allocated to each performance obligation based on relative standalone selling price, and recognized as revenue when each individual product is transferred to the customer.

Payments received in advance are recorded as unearned revenues. Unearned revenues, which totaled approximately $4,059,000 and $4,145,000 as of September 30, 2021 and 2020, respectively, consisting principally of billed amounts for internet advertising services which will be recognized as revenues over the remaining contract period, which is less than one year as well as for implementation fees for which services have not yet been completed.

The Components of revenue by medium are as follows:

	2021	2020
Revenue
Internet revenue	$54,497,780	$53,042,228
Implementation revenue	2,380,233	2,209,100
Print and electronic revenue	11,831,825	10,417,753

	68,709,838	65,669,081
Less discounts	(703,426)	(645,886)

Net change in unearned revenue	(1,420,585)	(334,266)

Revenue	$66,585,827	$64,688,929

Cost of Revenue

Cost of revenue includes the direct cost incurred in connection with selling an incremental product or service to customers. Cost of revenue is primarily related to website building, hosting, internal and external production, and related payroll costs. Similar to revenue recognition, cost of revenue is recognized at a point in time or over time in connection with the term of customer contracts.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

Advertising

The Company expenses the cost of advertising as incurred. During the years ended September 30, 2021 and 2020, the Company incurred approximately $556,000 and $600,000, respectively, in advertising costs, which are included within sales and marketing expenses in the consolidated statements of operations and comprehensive income.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash and short-term investments, marketable securities, trade receivables and notes receivable. Concentration of credit risk with respect to trade receivables is generally diversified due to the large number of entities comprising the Company’s customer base and their dispersion across geographic areas. The Company does, however, estimate potential uncollectible accounts receivable based on the historical trend of collections.

The Company maintains its domestic cash balances primarily in one financial institution located in New York City. At September 30, 2021 and 2020, these balances are insured by the Federal Deposit Insurance Corporation up to $250,000 for each entity at each institution. At September 30, 2021 and 2020, uninsured amounts held at this financial institution totaled approximately $1,357,000 and $4,742,000, respectively. At September 30, 2021 and 2020, uninsured amounts held in foreign financial institutions totaled approximately $505,000 and $557,000, respectively.

Comprehensive Income

Comprehensive income consists of net earnings, foreign currency translation adjustments, and unrealized gains and losses on available-for-sale debt securities and is presented net of applicable taxes.

Accumulated other comprehensive income at September 30, 2021 and 2020 is comprised of an unrealized gain on debt securities of $5,000 and $2,000, respectively, and cumulative foreign translation adjustments of $49,000 and $(182,000), respectively.

Fair Value Measurements

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable, notes payable and marketable securities. With the exception of marketable securities and notes payable, the carrying amount of these instruments approximates fair value due to the relatively short period of time to maturity for these instruments. The carrying value of the notes payable is deemed to approximate fair value because the interest rate is indexed based on the current market interest rates.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

The Company measures the fair value of its financial instruments following a framework that requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Observable inputs consist of market data obtained from independent sources while unobservable inputs reflect the Company’s own market assumptions. These inputs create the following fair value hierarchy:

Level 1 -	Quoted prices in active markets for identical assets or liabilities

Level 2 -	Valuations based on quoted prices in markets that are not active, quoted prices for similar assets or liabilities or all other inputs that are observable

Level 3 -	Unobservable inputs for which there is little or no market data which require the Company to develop its own assumptions

If the inputs used to measure the fair value of a financial instrument fall within different levels of the hierarchy, the financial instrument is categorized based upon the lowest level input that is significant to the fair value measurement.

The following tables present the financial assets the Company measures at fair value on a recurring basis, based on the fair value hierarchy for 2021 and 2020, respectively:

	Fair Value Measured and Recorded at September 30, 2021
	Level 1	Level 2	Level 3	Total
Marketable securities
Equity securities	$17,705,122	$—	$—	$17,705,122
Bonds	9,192,185	—	—	9,192,185

	$26,897,307	$—	$—	$26,897,307

	Fair Value Measured and Recorded at September 30, 2020
	Level 1	Level 2	Level 3	Total
Marketable securities
Equity securities	$18,331,033	$—	$—	$18,331,033
Bonds	3,936,157	—	—	3,936,157

	$22,267,190	$—	$—	$22,267,190

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

New Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update (“ASU”) ASU No. 2016-02, Leases (Topic 842). The new standard will supersede the existing guidance for lease accounting and states that companies will be required to recognize lease assets and lease liabilities on the balance sheet and disclose key information about leasing arrangements. ASU No. 2016-02 requires qualitative and quantitative disclosures to supplement the amounts recorded in the financial statements so that users can understand the nature of the entity’s leasing activities, including significant judgments and changes in judgments. Within ASU No. 2016-02 lessor accounting remained fairly unchanged. In adopting ASU No. 2016-02, companies will be required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements. ASU No. 2016-02 is effective for the fiscal years beginning after December 15, 2021 with early adoption permitted. The Company is currently evaluating the impact of this ASU on the Company’s Consolidated Financial Statements and disclosures.

Newly Adopted Accounting Pronouncement

On October 1, 2019, the Company adopted Financial Accounting Standards Board Accounting Standard Codification Topic 606 - Revenue from Contracts with Customers (“ASC 606”). This guidance outlines a single, comprehensive model for accounting for revenue from contracts with customers, providing a single five-step model to be applied to all revenue transactions. The guidance also requires improved disclosures to assist user of the financial statements to better understand the nature, amount, timing and uncertainty of revenue that is recognized, and is effective for nonpublic entities for annual reporting periods beginning after December 15, 2018 (and interim periods beginning after December 15, 2019). The Company adopted this guidance on October 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in a cumulative effect adjustment of $202,362 to the October 1, 2019 consolidated retained earnings balance relating to the deferral of certain incremental costs of obtaining customer contracts that were previously expensed.

Revision of Previously Issued Financial Statements

On October 1, 2019, the Company adopted the accounting standards update ASU 2016-01 issued by the Financial Accounting Standards that resulted in reclassification of unrealized gains on equity investments. The Company revised its September 30, 2020 financial statements, which resulted in an increase of $10,045,000 in opening retained earnings and $1,916,000 in other income, net, with a corresponding decrease of $10,045,000 in opening accumulated other comprehensive income and $1,916,000 in other comprehensive income, resulting in an increase of net income of $1,916,000 during the year ended September 30, 2020. The financial statements and accompanying notes reflect this change. The result of this revision did not have a material effect on the financial statements issued in the prior year.

Reclassifications

Certain reclassifications were made to prior period amounts to conform to the current period presentation.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

2.	MARKETABLE SECURITIES

A summary of the cash and cash equivalents and marketable securities held by the Company follows:

	September 30, 2021 Aggregate		September 30, 2020 Aggregate
	Cost Basis	Fair Value	Cost Basis	Fair Value
Cash and cash equivalents
Cash	$2,334,411	$2,334,411	$5,638,544	$5,638,544
Short-term investments	632,900	632,900	1,042,938	1,042,938

Total cash and cash equivalents	$2,967,311	$2,967,311	$6,681,482	$6,681,482

Marketable securities
Equity securities	$15,478,080	$17,705,122	$6,369,863	$18,331,033
Bonds	9,186,362	9,192,185	3,934,192	3,936,157

Total marketable securities	$24,664,442	$26,897,307	$10,304,055	$22,267,190

At September 30, 2021, the market value of the marketable securities exceeded the cost of these securities by approximately $2,233,000. This is comprised of gross unrealized gains on these securities of approximately $2,657,000 and gross unrealized losses of approximately $424,000.

At September 30, 2020, the market value of the marketable securities exceeded the cost of these securities by approximately $11,963,000. This is comprised of gross unrealized gains on these securities of approximately $12,352,000 and gross unrealized losses of approximately $389,000.

Investment income, which is included in other income on the consolidated statements of operations and comprehensive income, is summarized as follows:

	Years Ended
	September 30, 2021	September 30, 2020
Net realized gain from sales of equity and debt securities	$13,930,383	$(76,877)
Dividend income	147,566	220,800

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are deemed to be only temporarily impaired, aggregated by investment category and length of time that the individual securities have been in a cumulative unrealized loss position at September 30, 2021 and 2020 are as follows:

September 30, 2021:

	Less Than 12 Months		12 Months or Greater		Total
Category	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Equity securities	$1,710,000	$192,000	$74,000	$223,000	$1,784,000	$415,000
Bonds	524,000	9,000	—	—	524,000	9,000

Total	$2,234,000	$201,000	$74,000	$223,000	$2,308,000	$424,000

September 30, 2020:

	Less Than 12 Months		12 Months or Greater		Total
Category	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Equity securities	$483,000	$153,000	$74,000	$223,000	$557,000	$376,000
Bonds	515,000	13,000	—	—	515,000	13,000

Total	$998,000	$166,000	$74,000	$223,000	$1,072,000	$389,000

Management does not believe that an other-than-temporary impairment exists as management currently intends to hold the securities while in a loss position until market conditions improve and believes that the Company has the ability to do so. Accordingly, the unrealized loss for the above debt securities continues to be reflected as a component of accumulated other comprehensive income in the accompanying consolidated balance sheet as of September 30, 2021.

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	September 30,
	2021	2020
Computer hardware and software	$35,083,654	$34,968,798
Furniture, fixtures and equipment	1,889,143	1,943,957
Leasehold improvements	1,227,652	1,108,589

	38,200,449	38,021,344
Accumulated depreciation and amortization	(37,247,544)	(37,090,116)

Property and equipment, net	$952,905	$931,228

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

4.	INVESTMENT IN AND ADVANCES TO JOINT VENTURE

The Company has an interest in the following joint venture as of September 30, 2021:

Company	Percentage of Ownership	Country of Organization
Industrial Media LLC (IM, LLC)	50%	United States

Summaries of the Company’s investment in this joint venture and of assets, liabilities and results of operations included on the equity method in the consolidated financial statements of the Company for the years ended September 30, 2021 and 2020 are as follows:

IM, LLC
Balance at September 30, 2019	$269,924

Transactions for the year ended
September 30, 2020
Equity in undistributed income	324,074
Dividend received	(300,000)

Balance at September 30, 2020	293,998

Transactions for the year ended
September 30, 2020
Equity in undistributed income	746,072
Dividend received	(700,000)

Balance at September 30, 2021	$340,070

The operating expenses of the joint venture include charges for various services and allocations of general overhead expenses provided by the other party to the joint venture.

Summaries of assets, liabilities and results of operations of Joint Ventures consists of the following:

IM, LLC
Assets	$2,167,000
Liabilities	37,000
Revenue	4,781,000
Expenses	3,319,000
Net income	1,463,000

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

5.	INCOME TAXES

Income tax (benefit) provision consists of the following:

	2021	2020
Current
Federal	$—	$—
State	342,014	(175,440)
Foreign	—	—

	342,014	(175,440)
Deferred
Federal		—
State	(29,230)	(9,160)
Foreign	—	—

	(29,230)	(9,160)

	$312,784	$(184,600)

The Company’s effective tax rate differs from the federal statutory rate primarily as a result of state/local income taxes, prior year provision to return adjustments, and a change in the valuation allowance.

As of September 30, 2021, our deferred tax assets were primarily the result of U.S. net operating loss (“NOL”), capital loss, and tax credit carryforwards. A valuation allowance of $11,036,000 and $10,800,000 was recorded against our net deferred tax asset balance as of September 30, 2021 and September 30, 2020, respectively.

As of September 30, 2021, the Company had NOL carryforwards for federal income tax purposes of $45,269,000, expiring through 2035. As of September 30, 2021, the Company had NOL carryforwards for New York State and New York City income tax purposes of $6,711,000 and $24,279,000, respectively, expiring 2035.

Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing deferred tax assets. As of each reporting date, management considers new evidence, both positive and negative, that could affect its view of the future realization of deferred tax assets. Accordingly, Management has considered the Company’s taxable temporary differences as the most objective form of future taxable income. As a result, the Company has provided a valuation allowance against its net deferred tax asset, including those relating to NOL carryforwards. The Company increased the valuation allowance by $263,000.

The Company is subject to taxation in the U.S. and various state and local jurisdictions that have various statutes of limitation. As of September 30, 2021, the Company is no longer subject to U.S. federal tax examination for years before 2016. All state and local jurisdictions open by statute remain subject to audit. The 2017 through 2019 tax years remain subject to examination by federal taxing authorities.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

Upon adoption of the accounting guidance for uncertainty in income tax positions, the Company’s material tax positions met the recognition criteria. The Company has recorded $904,268 for accrued tax liability, $227,000 for accrued interest and $318,000 for accrued penalties as of September 30, 2021; $623,000 for accrued tax liability, $229,000 for accrued interest and $316,000 for accrued penalties as of September 30, 2020. The Company does not expect uncertain tax positions to change significantly over the next 12 months.

6.	DEBT

The Company maintains a $9,500,000 line of credit with a bank, bearing interest at the one-month LIBOR rate plus 1.50% per annum and is repayable on demand. At both September 30, 2021 and 2020, the available amount under the line of credit was $3,500,000. Advances against the line of credit shall be secured by cash, marketable securities and other assets held in accounts at the bank or affiliates thereof. At both September 30, 2021 and 2020, the outstanding line of credit balance was $6,000,000, and accrued interest was $0.

On April 5, 2020, the Company entered into a loan agreement under the Small Business Administration’s Paycheck Protection Program totaling $4,337,500. The loan carries an interest rate of 0.98% per annum and matures after 24 months from the date of the loan. The Company received full forgiveness of the loan on August 16, 2021 and has included the gain from the loan forgiveness in other income on the consolidated statement of operations and comprehensive income.

Total interest expense on third-party indebtedness was $97,000 and $125,000 for the years ended September 30, 2021 and 2020, respectively.

7.	EMPLOYEE BENEFIT AND BONUS PLANS

The Company sponsors a profit-sharing and 401(k) defined contribution plan (the “Plan”) covering substantially all of its employees. Eligible employees are permitted, in accordance with the provisions of section 401(k) of the Internal Revenue Code, to contribute up to 35% of their earnings to the Plan. Employer contributions to the Plan are based upon the discretion of the board of directors. The employer contributions made to the Plan for the years ended September 30, 2021 and 2020 were $255,000 and $233,000, respectively.

The Company provides a corporate officers’ incentive plan covering corporate office management personnel. Payments under this plan are based upon the attainment of profit and performance goals established by the Executive Committee. There were no contributions under this plan for the years ended September 30, 2021 and 2020.

8.	CAPITAL STOCK

The holders of Class B common stock are entitled to one vote for each one share held on all matters requiring a vote of stockholders and the holders of Class A common stock have only limited voting rights regarding the election of 30% of the Board of Directors and other matters under certain circumstances.

THOMAS PUBLISHING COMPANY AND SUBSIDIARIES

Notes to Consolidated Financial Statements

September 30, 2021 and 2020

The second preferred stock, $100 par and liquidating value, is preferred as to 6% before any dividends are paid on the common stock and is noncumulative and nonvoting.

9.	COMMITMENTS AND CONTINGENCIES

Leases

The Company has entered into several noncancellable operating leases for equipment and real property having a remaining term in excess of one year. Certain leases for real property contain escalation clauses.

The minimum annual rentals under these leases at September 30, 2021, are as follows:

Operating Leases
Year Ending September 30,
2022	$2,590,000
2023	2,809,000
2024	2,878,000
2025	2,875,000
2026	982,000

Total rent expense charged to operations amounted to approximately $3,550,000 and $3,034,000 in 2021 and 2020, respectively.

Litigation

From time to time, the Company is involved in various legal proceedings, claims, and litigation arising from the ordinary course of business. With the advice of legal counsel, management believes that the ultimate liability, if any, in excess of the amounts already recognized is not likely to have a material adverse effect on the financial position and results of operations of the Company.

10.	SUBSEQUENT EVENTS

Management evaluated events or transactions that occurred subsequent to the balance sheet date, through December 2, 2021, the date the consolidated financial statements were available to be issued, for recognition or disclosure.

On October 16, 2021, the Company entered into a business combination agreement with Xometry, Inc. (“Xometry”), a publicly traded company. The contemplated deal will result in Xometry purchasing all of the Company’s outstanding shares in exchange for a combination of cash and shares of Xometry. The proposed transaction is expected to be completed during the fourth quarter of calendar year 2021, subject to, among other things, satisfaction of the conditions stated in the purchase agreement and other customary closing conditions. There is no assurance that the transaction will be consummated.